UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 27, 2008

NexMed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey		08520
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 27, 2008, NexMed, Inc. (the "Company") and its wholly-owned subsidiary NexMed International Limited ("NexMed International") executed a side letter (the “Side Letter”) regarding accelerated payment of Phase III Completion Milestone according to the exclusive global licensing agreement, dated September 13, 2005 (the "License Agreement"), with Novartis International Pharmaceutical Ltd. ("Novartis"), for NM100060, the Company’s topical treatment for onychomycosis (the “Product”).

Pursuant to the Side Letter, the parties agreed that the payment of Phase III Completion Milestone will be based on Novartis’ review and approval of the first interpretable results of the final study report rather than the completion of the final study report. In exchange, the Company will continue to fulfill its License Agreement obligations, and (a) transfer the IND for the Product to Novartis within thirty (30) days of the date of the Side Letter; and (b) provide full and timely support for Novartis’ preparation of the NDA for the Product.

The Side Letter is filed herewith as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1	Side Letter, effective June 27, 2008, to License Agreement between Novartis International Pharmaceutical Ltd., NexMed, Inc. and NexMed International Limited, dated September 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Vivian Liu
Name:	Vivian Liu
Title:	President and
Chief Executive Officer

Date: July 1, 2008